Exhibit 10.1

AVIS BUDGET GROUP, INC.

3.50% Convertible Senior Notes due 2014

Purchase Agreement

October 7, 2009

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

As Representatives of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Avis Budget Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 3.50% Convertible Senior Notes due 2014 (the “Underwritten Securities”) and, at the option of the Initial Purchasers, up to an additional $45,000,000 principal amount of its 3.50% Convertible Senior Notes due 2014 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 3.50% Convertible Senior Notes due 2014 granted to the Initial Purchasers in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Securities will be issued pursuant to an Indenture to be dated as of October 13, 2009 (the “Indenture”) between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1. The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated October 7, 2009 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex B hereto.

2. Purchase and Resale of the Securities by the Initial Purchasers. (a) The Company agrees to issue and sell the Underwritten Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from October 13, 2009 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement in order to cover over-allotments, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Initial Purchaser shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than in multiples of $1,000 as the Representatives in their sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex D hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex D hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY at 10:00 A.M. New York City time on October 13, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of DTC, for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(f) The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale

Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Additional Written Communications. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex B hereto, including a term sheet substantially in the form of Annex C hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representatives.

(c) Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Securities and Exchange Commission (the “Commission”) conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements and the related notes thereto of the Company and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(e) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(f) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or business prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(g) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale

Information and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in each of the Time of Sale Information and the Offering Memorandum) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Time of Sale Information and the Offering Memorandum.

(h) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(i) The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(j) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Consents Required. Assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(q) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company (without having undertaken any independent inquiry outside of the Company), contemplated by any governmental or regulatory authority or by others.

(r) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially and adversely affect the value of such property, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses except where the failure to own or possess such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses does not, and will not, conflict in any respect with any such rights of others except which conflict could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v) Investment Company Act. None of the Company or any of its subsidiaries is, and solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes, other than those being contested in good faith and by appropriate proceedings so long as there are adequate reserves for such taxes, and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. The Company and its subsidiaries possess such licenses, certificates, permits and other authorizations issued by, and have made such declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge (without having undertaken any independent inquiry outside of the Company) of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; and (iv) for each Plan that is subject to the funding rules of ERISA or the Code, the fair market value of the assets of each such Plan is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan).

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as and when required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls.

(dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than as disclosed in the Time of Sale Information and the Offering Memorandum.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein (including Annex D hereto) and their compliance with their agreements set forth therein, and the compliance by the holders of Securities with the offering and transfer restrictions set forth in the Offering Memorandum, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(nn) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Solvency. On and immediately after the Closing Date, the Company (on a consolidated basis after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy

(rr) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object, provided that, if in the opinion of the Company’s outside counsel, such proposed amendment or supplement is required by law, the Company can make such amendment or supplement, notwithstanding any such reasonable objection.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemption from qualifying or registering) the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications, registrations and exemptions in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., other than the Securities to be sold hereunder, the shares of Common Stock to be issued under the warrant and note hedge transactions contemplated by the Time of Sale Information and Offering Memorandum and any shares of Common Stock of the Company issued or issuable upon the exercise of options or other rights granted under existing equity compensation plans, including the Company’s employee stock purchase plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on the New York Stock Exchange (the “Exchange”).

(l) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(m) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(o) No Resales by the Company. During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(p) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(q) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex B or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b) No Downgrade. For the period from and after the signing of this Agreement and prior to the Closing Date or Additional Closing Date, as the case may be, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. For the period from and after the signing of this Agreement and prior to the Closing Date or Additional Closing Date, as the case may be, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Skadden, Arps, Slate, Meagher & Flom LLP and an opinion from Davis Polk & Wardwell LLP, each acting as counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(i) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company set forth on Annex E hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following: the information contained in the first sentence of the 4th paragraph, the 4th sentence of the ninth paragraph and the 10th paragraph, each under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and Offering Memorandum.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the

Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless such fees and expenses are being disputed in good faith, and (iii) the Indemnified Person shall have given at least 30 days written notice of its intention to settle. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to or insufficient to hold harmless an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an

Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over the counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum; or (v) the representation in Section 3(a) is incorrect in any respect.

10. Defaulting Initial Purchaser. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering

Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than pursuant to clause (v) of Section 9 if the Company and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358) Attention: Equity Syndicate Desk; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (212) 816-7912) Attention: Citigroup General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 1 Bryant Park, New York, NY 10036 Attention: Syndicate Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: (646)-834-8133), Attention: Syndicate Department; Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797 9344) Attention: Syndicate Manager. Notices to the Company shall be given to it at 6 Sylvan Way, Parsippany, New Jersey 07054 (fax: (973) 496-3444) Attention: Jean Sera, with a copy (which copy shall not constitute notice) to Kirkland & Ellis LLP at 601 Lexington Avenue, New York, New York 10022 (fax: (212) 446-6460) Attention: Joshua Korff.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Xtract Research LLC. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, any indenture, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVIS BUDGET GROUP, INC.

By	/S/ DAVID B. WYSHNER
	Name:	David B. Wyshner
	Title:	Executive Vice President and Chief Financial Officer

Accepted: October 7, 2009

J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BARCLAYS CAPITAL INC.
DEUTSCHE BANK SECURITIES INC.

For themselves and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By:	/S/ MICHAEL O’DONOVAN
	Name:	Michael O’Donovan
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/S/ CARL TORRILLO
	Name:	Carl Torrillo
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/S/ E. JEREMY MCFADYEN
	Name:	E. Jeremy McFadyen
	Title:	Director
BARCLAYS CAPITAL INC.

By:	/S/ VICTORIA HALE
	Name:	Victoria Hale
	Title:	Vice President
DEUTSCHE BANK SECURITIES INC.

By:	/S/ KIRK MEGHAN
	Name:	Kirk Meghan
	Title:	Managing Director

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$51,000,000
Citigroup Global Markets Inc.	$51,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$51,000,000
Barclays Capital Inc.	$51,000,000
Deutsche Bank Securities Inc.	$51,000,000
RBS Securities Inc.	$15,000,000
Calyon Securities (USA) Inc.	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000

Total	$300,000,000

Schedule 2

Subsidiary	Jurisdiction of Incorporation
AB Car Rental Services Inc.	Delaware
AB Funding Pty Ltd.	Australia
ABG Car Services Holdings LLC	Delaware
Advance Ross Corporation	Delaware
Advance Ross Intermediate Corporation	Delaware
Advance Ross Sub Company	Delaware
AESOP Leasing Corp.	Delaware
AESOP Leasing LP	Delaware
ARAC Management Services Inc.	Delaware
ARACS LLC	Delaware
Arbitra S.A.	Argentina
Auto Accident Consultants Pty. Limited	Australia
Avis Asia and Pacific Limited	Delaware
Avis Budget Car Rental LLC	Delaware
Avis Budget Car Rental Canada ULC	Nova Scotia
Avis Budget Contact Centers Inc.	Canada
Avis Budget de Puerto Rico, Inc.	Puerto Rico
Avis Budget Finance Inc.	Delaware
AvisBudget Group Limited	New Zealand
Avis Budget Group Pty Limited	Australia
Avis Budget Holdings LLC	Delaware
Avis Budget Rental Car Funding (AESOP) LLC	Delaware
Avis Car Rental Group LLC	Delaware
Avis Caribbean, Limited	Delaware
Avis Enterprises Inc.	Delaware
Avis Group Holdings LLC	Delaware
Avis International Ltd.	Delaware
Avis Leasing Corporation	Delaware
Avis Lube Inc.	Delaware
Avis Management Pty. Limited	Australia
Avis Management Services, Ltd.	Delaware
Avis Operations LLC	Delaware
Avis Rent A Car de Puerto Rico Inc.	Puerto Rico
Avis Rent A Car Limited	New Zealand
Avis Rent A Car Sdn. Bhd.	Malaysia
Avis Rent A Car Sdn. Bhd.	Singapore
Avis Rent A Car System LLC	Delaware
Avis Service Inc.	Delaware
Aviscar Inc.	Canada
Baker Car and Truck Rental Inc.	Arkansas
BGI Leasing Inc.	Delaware
Budget Funding Corporation	Delaware
Budget Lease Management (Car Sales) Limited	New Zealand
Budget Locacao de Veiculos Ltda.	Brazil
Budget Rent A Car Australia Pty. Ltd.	Australia
Budget Rent A Car Limited	New Zealand
Budget Rent a Car Operations Pty. Ltd.	Australia
Budget Rent A Car System Inc.	Delaware
Budget Truck Rental LLC	Delaware

Budgetcar Inc.	Canada
Budget Rent A Car De Puerto Rico, Inc.	Puerto Rico
Camfox Pty. Ltd.	Australia
CCRG Servicos De Automoveis Ltda	Brazil
CD Intellectual Property Holdings, LLC	Delaware
Cendant Finance Holding Company LLC	Delaware
Centre Point Funding, LLC	Delaware
Chaconne Pty. Limited	Australia
Constellation Reinsurance Company Limited	Barbados
HFS Truck Funding Corporation	Delaware
Mansions Auto Garage Ltd	Canada
Motorent Inc.	Tennessee
Pathfinder Insurance Company	Colorado
PF Claims Management Ltd.	Delaware
PR Holdco, Inc.	Delaware
PV Holding Corp.	Delaware
Quartx Fleet Management Inc.	Delaware
Rent-A-Car Company, Incorporated	Virginia
Runabout, LLC	Delaware
Servicios Avis S.A.	Mexico
Show Group Enterprises Pty Limited	Australia
Team Fleet Financing Corporation	Delaware
Virgin Islands Enterprises Inc.	Virgin Islands
W.T.H. Fleet Leasing Pty. Limited	Australia
W.T.H. PTY. Limited	Australia
We Try Harder Pty. Limited	Australia
Wizard Co. Inc.	Delaware
Wizard Services Inc.	Delaware
WTH Canada Inc.	Canada
WTH Funding Limited Partnership	Canada
Yourway Rent A Car Limited	New Zealand
Yourway Rent A Car Pty Limited	Australia

Annex A-1

Form of Opinion of Counsel for the Company

14. No registration under the Securities Act of the Securities is required in connection with the sale of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 2(b) and Annex D of the Purchase Agreement, and the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act, (ii) the accuracy and completeness of the Initial Purchasers’ representations set forth in the Purchase Agreement, and those of the Company set forth in the Purchase Agreement regarding, among other things, the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers and the Company.

We can, however, confirm that we have participated in the preparation of the Time of Sale Information and the Offering Memorandum other than any documents specifically incorporated by reference therein and have participated in conferences with representatives of the Company, other counsel for the Company, representatives of the independent accountants of the Company, you and your representatives and counsel during which disclosures in the Time of Sale Information and the Offering Memorandum and related matters were discussed, and have reviewed such other documents as we deemed appropriate. We were not retained by the Company to prepare the periodic reports, proxy statements or other materials that constitute documents incorporated by reference, and our knowledge about these materials is limited to our review thereof in connection with the offering of the Notes.

Based on the foregoing (relying as to matters of fact to a large extent on statements of officers and other representatives of the Company), we can advise you that nothing has come to our attention that has caused us to conclude that the Time of Sale Information, as of [      ] p.m., Eastern Time on the date of the Purchase Agreement contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We note that the Time of Sale Information and the Offering Memorandum have been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act of 1933, as amended.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

The opinion of Kirkland & Ellis LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Annex B

a. Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex C

Avis Budget Group, Inc.

Pricing Term Sheet

PRICING TERM SHEET

Dated October 7, 2009

Avis Budget Group, Inc.

3.50% Convertible Senior Notes due 2014

The information in this pricing term sheet supplements Avis Budget Group, Inc.’s preliminary offering memorandum, dated October 7, 2009 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Avis Budget Group, Inc. (“Avis”)

Ticker / Exchange:	CAR / The New York Stock Exchange (“NYSE”)

Title of securities:	3.50% Convertible Senior Notes due 2014 (the “Notes”)

Aggregate principal amount offered:	$300,000,000

Offering price:	The Notes will be issued at a price of 100% of their principal amount, plus accrued interest, if any, from October 13, 2009.

Over-allotment option:	$45,000,000 of Notes

Annual interest rate:	The Notes will bear interest at a rate equal to 3.50% per annum from October 13, 2009.

NYSE Last Reported Sale Price on October 7, 2009:	$12.50 per share of Avis common stock

Conversion premium:	Approximately 30% above the NYSE Last Reported Sale Price on October 7, 2009

Initial conversion price:	Approximately $16.25 per share of Avis common stock

Initial conversion rate:	61.5385 shares of Avis common stock per $1,000 principal amount of Notes

Interest payment dates:	April 1 and October 1, commencing on April 1, 2010

Maturity date:	October 1, 2014

Trade date:	October 8, 2009

Settlement date:	October 13, 2009

CUSIP:	053774 AA3

ISIN NUMBER:	US053774AA35

Convertible Note Hedge and Warrant Transactions:	In connection with the pricing of the Notes, Avis entered into convertible note hedge transactions with affiliates of certain of the initial purchasers. The convertible note hedge transactions cover, subject to adjustments substantially similar to those in the Notes, approximately 18,461,550 shares of Avis common stock. Concurrently with entering into the convertible note hedge transactions, Avis also sold to affiliates of certain of the initial purchasers warrants to purchase, subject to adjustments, up to approximately 18,461,550 shares of Avis common stock. If the initial purchasers exercise their over-allotment option to purchase additional notes, Avis may sell additional warrants and use a portion of the proceeds from the sale of the additional Notes and from the sale of additional warrants to increase the size of the convertible note hedge transactions.

Use of proceeds:

Avis estimates that the net proceeds to it from the Notes offering, after deducting the initial purchasers’ discounts and estimated offering expenses, will be approximately $290.52 million (or approximately $334.17 million if the initial purchasers exercise in full their over-allotment option to purchase additional Notes).

Avis expects to use approximately $29.16 million of the net proceeds for the cost of the convertible note hedge transactions after such cost is partially offset by the proceeds of the warrant transactions described in the immediately preceding row and the remaining proceeds for general corporate purposes, including the repayment of debt.

Adjustment to conversion rate upon a make-whole fundamental change:	The table below sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of the Notes in connection with a “make-whole fundamental change” as described in the Preliminary Offering Memorandum, based on the stock price and effective date of the make-whole fundamental change.

	Stock Price
Effective date	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00
October 13, 2009	18.4615	13.9755	8.3762	5.6318	4.0810	3.1119	2.4596	1.9949	1.6490	1.3826	1.1716	1.0009	0.8603	0.7429
October 1, 2010	18.4615	13.7313	7.8098	5.0486	3.5599	2.6664	2.0839	1.6789	1.3826	1.1569	0.9796	0.8367	0.7192	0.6211
October 1, 2011	18.4615	13.1796	6.9189	4.2015	2.8382	2.0704	1.5944	1.2755	1.0479	0.8770	0.7437	0.6365	0.5483	0.4743
October 1, 2012	18.4615	12.1786	5.5489	2.9968	1.8733	1.3113	0.9936	0.7933	0.6549	0.5523	0.4722	0.4072	0.3531	0.3071
October 1, 2013	18.4615	10.1452	3.2355	1.2415	0.6301	0.4132	0.3156	0.2591	0.2195	0.1888	0.1637	0.1426	0.1246	0.1090
October 1, 2014	18.4615	5.1282	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $75.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $12.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of Avis common stock issuable upon conversion exceed 80.0000 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of notes—Conversion rights—Conversion rate adjustments” in the Preliminary Offering Memorandum.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Notes and the Avis common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act. The Notes and the Avis common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer restrictions” in the Preliminary Offering Memorandum.

Annex D

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 144A or any other available exemption from registration under the Securities Act.

(ii) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex E

Officers and directors subject to the lock-up agreement in the form of Exhibit A

Ronald L. Nelson

Mary C. Choksi

Leonard S. Coleman

Martin L. Edelman

John D. Hardy, Jr.

Lynn Krominga

Eduardo G. Mestre

F. Robert Salerno

Stender E. Sweeney

David B. Wyshner

W. Scott Deaver

Larry D. De Shon

Thomas M. Gartland

Karen C. Sclafani

Mark J. Servodidio

Patric T. Siniscalchi

Brett D. Weinblatt

Exhibit A

FORM OF LOCK-UP AGREEMENT

                        , 2009

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

As Representatives of the

several Initial Purchasers listed

in Schedule 1 to the Purchase Agreement

c/o

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Re: Avis Budget Group, Inc. — Rule 144A Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Avis Budget Group, Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of 3.50% Convertible Senior Notes due 2014 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Initial Purchasers, the undersigned will not, during the period ending 60 days after the date of the offering memorandum relating to the Placement (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, the undersigned may (1) transfer shares of Common Stock acquired in open market transactions by the undersigned after the date of the offering memorandum relating to the Placement, (2) transfer any or all of the shares of Common Stock or other Company securities if the undersigned receives no consideration for such transfer and the transfer is by (A) bona fide gift, will or intestacy, or (B) distribution to partners, members or shareholders of the undersigned, and (3) exercise any options or other rights granted pursuant to the Company’s stock option, employee stock purchase or any of the Company’s incentive plans, each in existence as of the date of this Letter Agreement; provided, however, that in the case of a transfer pursuant to clause (2) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Letter Agreement; and provided further, that in the case of a transfer pursuant to clause (1) above, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfers during the lock-up period. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name: